Electronic Articles of Incorporation
For

P17000063640
FILED
July 27, 2017
Sec. Of State
cmwood

OI2GO MEDIA TECHNOLOGIES, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

OI2GO MEDIA TECHNOLOGIES, INC.

Article II

The principal place of business address:

7343 W. SAND LAKE ROAD
UNIT 311
ORLANDO, FL. US 32819

The mailing address of the corporation is:

7343 W. SAND LAKE ROAD
UNIT 311
ORLANDO, FL. US 32819

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

110,000,000

Article V

The name and Florida street address of the registered agent is:

ANTHONY M HERNANDEZ
7343 W. SAND LAKE ROAD
UNIT 311
ORLANDO, FL. 32819

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ANTHONY HERNANDEZ

P17000063640
FILED
July 27, 2017
Sec. Of State
cmwood

Article VI

The name and address of the incorporator is:

ANTHONY HERNANDEZ
7343 W. SAND LAKE ROAD
UNIT 311
ORLANDO, FL 32819

Electronic Signature of Incorporator: ANTHONY HERNANDEZ

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PRES
ANTHONY M HERNANDEZ
7343 W. SAND LAKE ROAD, UNIT 311
ORLANDO, FL. 32819 US

Article VIII

The effective date for this corporation shall be:

07/27/2017